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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Duramed Pharmaceuticals, Inc., for the registration of 3,515,092 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated March 29, 2000, with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. for the years ended December 31, 1999, 1998, and 1997 included in the Annual Report (Form 10-K) for 1999 filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

Cincinnati, Ohio
June 2, 2000